EXHIBIT 4-ww


                                AMENDMENT NO. 1
                                     TO THE
                                TRUST AGREEMENT
                                       OF
                              MSDW CAPITAL TRUST V

         This Amendment No. 1 to the Trust Agreement of MSDW Capital Trust V (the "Trust"), dated as of September 24, 2001 (this "Amendment"), is made and entered into among Morgan Stanley Dean Witter & Co., a Delaware corporation, as depositor (the "Depositor"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware Trustee (the "Delaware Trustee"), The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee" and, together with the Delaware Trustee, the "Trustees"), and Alexander C. Frank and Debra M. Aaron, individuals, as administrators (together, the "Administrators").

                              W I T N E S S E T H
                              -------------------

         WHEREAS, the Trust is a Delaware business trust that was created under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Act") pursuant to (i) the Trust Agreement of the Trust, dated as of February 12, 1998 (the "Trust Agreement"), and (ii) the Certificate of Trust of the Trust, dated February 12, 1998, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on February 12, 1998; and

         WHEREAS, the Delaware Trustee will file the Certificate of Amendment of Certificate of Trust of the Trust, dated as of September 24, 2001 (the "Certificate of Amendment"), with the Secretary of State on September 24, 2001; and

         WHEREAS, the Depositor, the Trustees and the Administrators desire to amend the Trust Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.       AMENDMENTS.
         ----------

         A. The Trust Agreement is hereby amended to reflect that the name of the Trust has been changed to "Morgan Stanley Capital Trust V" pursuant to the Certificate of Amendment.

         B. Section 4 of the Trust Agreement is hereby deleted in its entirety and it shall be replaced with the following:

         "4. The Depositor, as the depositor of the Issuer Trust, is hereby authorized and appointed as the Issuer Trust's and the Issuer Trustees' true and lawful attorney-in-fact and agent (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (each as herein defined) and any and all amendments thereto, including pre-effective and post-effective amendments, on



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         behalf of the Issuer Trust, (a) a Registration Statement (the "1933
         Act Registration Statement"), including pre-effective or post-effective amendments thereto, with all exhibits thereto, and any other documents that may be required in connection therewith, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital or Preferred Securities of the Issuer Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital or Preferred Securities required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, with all exhibits thereto, and any other documents that may be required in connection therewith, relating to the registration of the Capital or Preferred Securities of the Issuer Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange, Inc., the American Stock Exchange LLC, The London Stock Exchange plc, The Luxembourg Stock Exchange, The Paris Bourse or other stock exchange or securities market, or the National Association of Securities Dealers (the "NASD"), and execute and verify on behalf of the Issuer Trust a listing application and all other applications, statements, certificates, agreements and other instruments, under seal or otherwise, as shall be necessary or desirable, and do or cause to be done all such acts and things in the name of and on behalf of the Issuer Trust to meet the requirements of any such stock exchange, securities market or the NASD's Nasdaq National Market, or to appear before the appropriate representatives of committees of any such stock exchange or securities market, in order to cause the Capital or Preferred Securities to be listed on any such stock exchange or securities market; (iii) to file, execute and verify on behalf of the Issuer Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register or qualify the Capital or Preferred Securities for offer and sale under the securities or "Blue Sky" laws of the various states and jurisdictions of the United States or under any foreign laws or regulations as the Depositor, on behalf of the Issuer Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Issuer Trust an underwriting agreement with one or more underwriters relating to the offering of the Capital or Preferred Securities of the Issuer Trust. In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchanges or securities markets, the NASD, or the securities or "Blue Sky" laws or foreign laws or regulations to be executed on behalf of the Issuer Trust by the Administrators, the Administrators, in their capacity as administrators of the Issuer Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Issuer Trust any and all of the foregoing, it being understood that the Administrators, in their capacity as administrators of the Issuer Trust, shall not be required to join in any such filing or execute on behalf of the Issuer Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchange or securities markets, the NASD, or the securities or "Blue Sky" laws or foreign laws or regulations."


                                      -2-

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II.      MISCELLANEOUS.
         -------------

          A. Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

          B. Full Force and Effect. Except to the extent modified hereby, the Trust Agreement shall remain in full force and effect.

          C. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

          D. Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

          E.  Effectiveness of Amendment.   This Amendment shall be effective
immediately upon execution.

          F. Capitalized Terms. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.


                            [SIGNATURE PAGE FOLLOWS]


                                      -3-


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         IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                            MORGAN STANLEY DEAN WITTER & CO.,
                                            as Depositor


                                            By:     /s/ Alexander C. Frank
                                                -------------------------------
                                                Name:  Alexander C. Frank
                                                Title: Treasurer


                                            THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee


                                            By:     /s/ William T. Lewis
                                                -------------------------------
                                                Name:  William T. Lewis
                                                Title: Senior Vice President


                                            THE BANK OF NEW YORK,
                                            as Property Trustee


                                            By:     /s/ Kisha Holder
                                                -------------------------------
                                                Name:  Kisha Holder
                                                Title: Assistant Treasurer


                                            ALEXANDER C. FRANK,
                                            as Administrator


                                            /s/ Alexander C. Frank
                                            -----------------------------------


                                            DEBRA M. AARON,
                                            as Administrator


                                            /s/ Debra M. Aaron
                                            -----------------------------------